          STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                       Twenty-eight Weeks Ended
                                                                        May 11,         May 12,
                                                                         1997            1996
                                                                     ------------     -----------
Earnings per Common Share - Primary
     Average Shares outstanding                                        48,518,171      41,586,857
     Net effect of dilutive stock options-based on the treasury
         stock method using average market price                           38,342          86,748
                                                                     ------------     -----------

         Totals                                                        48,556,513      41,673,605
                                                                     ============     ===========

     Income (loss) from continuing operations                        $ (8,476,341)    $ 8,054,573
     Income from discontinued operations                                                  397,816
     Gain on sale of discontinued operations, net of income taxes                      22,080,375
                                                                     ------------     -----------

         Net income (loss)                                           $ (8,476,341)    $30,532,764
                                                                     ============     ===========

Per Share amount:

     Income (loss) from continuing operations                        $       (.17)    $       .19
     Income from discontinued operations                                                      .01
     Gain on sale of discontinued operations, net of income taxes                             .53
                                                                     ------------     -----------

         Net income (loss)                                           $       (.17)    $       .73
                                                                     ============     ===========

Earnings per Common Share - Fully Diluted:

     Average shares outstanding                                        48,518,171      41,586,857
     Net effect of dilutive stock options-based on the treasury
         stock method using the average market price                       38,342         103,167
     Assumed conversion of convertible debentures                         (A)           5,205,632
                                                                     ------------     -----------

         Totals                                                        48,556,513      46,895,656
                                                                     ============     ===========

     Income (loss) from continuing operations                        $ (8,476,341)    $ 8,054,573
     Add convertible debentures interest,
         net of income tax                                                (A)           2,420,289
                                                                     ------------     -----------
     Total from continuing operations                                  (8,476,341)     10,474,862

     Income from discontinued operations                                                  397,816
     Gain on sale of discontinued operations, net of income taxes                      22,080,375
                                                                     ------------     -----------
         Net income (loss)                                           $ (8,476,341)    $32,953,053
                                                                     ============     ===========

Per Share amount:

     Income (loss) from continuing operations                        $       (.17)    $       .22
     Income from discontinued operations                                                      .01
     Gain on sale of discontinued operations, net of income taxes                             .47
                                                                     ------------     -----------

         Net income (loss)                                           $       (.17)    $       .70
                                                                     ============     ===========

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                         Twelve Weeks Ended
                                                                        May 11,         May 12,
                                                                         1997            1996
                                                                     ------------     -----------
Earnings per Common Share - Primary
     Average Shares outstanding                                        48,559,859      41,634,833
     Net effect of dilutive stock options-based on the treasury
         stock method using average market price                           28,658          90,846
                                                                     ------------     -----------

         Totals                                                        48,588,517      41,725,679
                                                                     ============     ===========

         Net income                                                  $  5,293,382     $ 6,425,807
                                                                     ============     ===========

Per Share amount:

         Net income                                                  $        .11     $       .15
                                                                     ============     ===========

Earnings per Common Share - Fully Diluted:

     Average shares outstanding                                        48,559,859      41,634,833
     Net effect of dilutive stock options-based on the treasury
         stock method using the average market price                       28,658          90,846
     Assumed conversion of convertible debentures                         (A)             (A)
                                                                     ------------     -----------

         Totals                                                        48,588,517      41,725,679
                                                                     ============     ===========

     Income from continuing operations                               $  5,293,382     $ 6,425,807
     Add convertible debentures interest,
         net of income tax                                                (A)             (A)
                                                                     ------------     -----------

         Net income                                                  $  5,293,382     $ 6,425,807
                                                                     ============     ===========

Per Share amount:

         Net income                                                  $        .11     $       .15
                                                                     ============     ===========

(A) For the first two quarters of 1997 and the second quarters of fiscal 1997 and 1996, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents. No consideration was given to the convertible debentures as they had an anti-dilutive effect.